Exhibit 99.2

INDEX TO FINANCIAL STATEMENTS OF KLONDEX MINES LTD.

Page

Unaudited Condensed Consolidated Balance Sheets as of March 31, 2018 and December 31, 2017	2

Unaudited Condensed Consolidated Statements Income (Loss) for the three months ended March 31, 2018 and March 31, 2017	3

Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss) for the three months ended March 31, 2018 and March 31, 2017	4

Unaudited Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2018 and March 31, 2017	5

Unaudited Condensed Consolidated Statements of Shareholders’ Equity for the three months Ended March 31, 2018 and March 31, 2017 and the year ended December 31, 2017	6

Notes to Unaudited Condensed Consolidated Financial Statements	7

KLONDEX MINES LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(US dollars in thousands)

	Note	March 31, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents		$27,814	$23,674
Inventories	3	37,739	42,583
Prepaid expenses and other	4	4,440	7,580
Derivative assets	9	17	17
Total current assets		70,010	73,854
Mineral properties, plant and equipment, net	5	276,040	289,450
Restricted cash		9,504	9,555
Deferred tax assets		18,696	18,696
Total assets		$374,250	$391,555
Liabilities
Current liabilities
Accounts payable		$23,081	$28,302
Accrued compensation and benefits		3,343	4,296
Derivative liabilities	9	735	170
Debt	6	873	902
Income taxes payable		3,203	2,833
Total current liabilities		31,235	36,503
Debt	6	35,717	35,405
Deferred share units liability	8	847	945
Asset retirement obligations	7	21,389	21,108
Deferred tax liabilities		17,030	17,565
Total liabilities		106,218	111,526
Shareholders’ Equity
Unlimited common shares authorized, no par value; 179,660,245 and 179,614,947 issued and outstanding at March 31, 2018 and December 31, 2017, respectively		-	-
Additional paid-in capital		378,435	377,714
Accumulated deficit		(89,942)	(81,944)
Accumulated other comprehensive loss		(20,461)	(15,741)
Total shareholders’ equity		268,032	280,029
Total liabilities and shareholders’ equity		$374,250	$391,555

The accompanying notes are an integral part of the condensed consolidated financial statements.

KLONDEX MINES LTD.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (Unaudited)

(US dollars in thousands, except per share amounts)

		Three months ended March 31,
	Note	2018	2017
Revenues		$56,771	$41,710
Cost of sales
Production costs		35,449	26,229
Depreciation and depletion		13,103	7,728
Write-down of production inventories	3	8,517	3,680
		(298)	4,073
Other operating expenses
General and administrative		5,824	4,488
Exploration		502	127
Development and projects costs		-	5,505
Asset retirement and accretion		334	381
Arrangement agreement costs		3,616	-
Loss on equipment disposal		20	116
(Loss) income from operations		(10,594)	(6,544)
Other income (expense)
(Loss) gain on derivatives, net		(128)	(2,144)
Interest expense, net		(599)	(1,158)
Foreign currency (loss) gain, net		3,185	(1,021)
Interest income and other (expense), net		6	17
Income (loss) before tax		(8,130)	(10,850)
Income tax benefit (expense)	13	132	623
Net (loss) income		$(7,998)	$(10,227)

Net (loss) income per share
Basic	14	$(0.04)	$(0.06)
Diluted	14	$(0.04)	$(0.06)

The accompanying notes are an integral part of the condensed consolidated financial statements.

KLONDEX MINES LTD.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (Unaudited)

(US dollars in thousands)

	Three months ended March 31,
	2018	2017
Net (loss) income	$(7,998)	$(10,227)
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax benefit (expense) of $1,658 and ($495) for the three months ended March 31, 2018 and 2017, respectively.	(4,720)	1,410
Comprehensive income (loss)	$(12,718)	$(8,817)

The accompanying notes are an integral part of the condensed consolidated financial statements.

KLONDEX MINES LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(US dollars in thousands)

		Three months ended March 31,
	Note	2018	2017
Operating activities
Net (loss) income		$(7,998)	$(10,227)
Significant items not involving cash
Depreciation and depletion		13,103	7,890
Asset retirement and accretion		334	381
Derivative fair value adjustments		572	1,052
Write-down of production inventories	3	1,883	1,446
Foreign exchange, net		(2,405)	899
Deferred tax expense (benefit)		(535)	240
Share-based compensation	12	713	716
Deliveries under Gold Purchase Agreement(1)		-	(1,860)
Loss on equipment disposal		20	116
Deferred share unit expense	8	(72)	(91)
Non-cash interest expense		(82)	153
		5,533	715
Changes in non-cash working capital
Inventories		4,491	(6,414)
Prepaid expenses and other		3,113	(1,148)
Accounts payable		(4,556)	3,339
Accrued compensation and benefits		(941)	(219)
Income taxes payable		370	633
Net cash provided by (used in) operating activities		8,010	(3,094)
Investing activities
Expenditures on mineral properties, plant and equipment		(2,810)	(17,008)
Change in accounts payable related to expenditures on mineral properties, plant and equipment		(461)	(919)
Net cash used in investing activities		(3,271)	(17,927)
Financing activities
Cash transactions related to share-based compensation		8	1,528
Cash received from warrant exercises		-	1,681
Repayment of capital lease obligations		(276)	(112)
Payment of debt issuance costs		(239)	(217)
Net cash (used in) provided by financing activities		(507)	2,880
Effect of foreign exchange on cash balances		(143)	59
Net increase (decrease) in cash, cash equivalents and restricted cash		4,089	(18,082)
Cash, cash equivalents and restricted cash, beginning of period		33,229	57,691
Cash, cash equivalents and restricted cash, end of period		$37,318	$39,609

(1) Represents Revenue less Interest Expense attributable to the Gold Purchase Agreement (as defined herein).

See Note 16. Supplemental cash flow information for additional details.

The accompanying notes are an integral part of the condensed consolidated financial statements.

KLONDEX MINES LTD.

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (Unaudited)

(US dollars in thousands, except shares)

	Note	Common shares	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total
Balance at December 31, 2017		179,614,947	$377,714	$(81,944)	$(15,741)	$280,029
Share-based compensation expense	12	-	713	-	-	713
Option exercises		6,667	14	-	-	14
Restricted share unit vestings, net of shares withheld to satisfy tax withholding		38,631	(6)	-	-	(6)
Net loss		-	-	(7,998)	-	(7,998)
Foreign currency translation adjustments		-	-	-	(4,720)	(4,720)
Balance at March 31, 2018		179,660,245	$378,435	$(89,942)	$(20,461)	$268,032

The accompanying notes are an integral part of the condensed consolidated financial statements.

Klondex Mines Ltd.

Notes to Condensed Consolidated Financial Statements (Unaudited)

1. Basis of presentation

The accompanying unaudited Condensed Consolidated Financial Statements of Klondex Mines Ltd. and its wholly-owned subsidiaries (the “Company”) have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and note disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations of the SEC. Therefore, the information included in this Quarterly Report on Form 10-Q should be read in conjunction with the audited Consolidated Financial Statements and related note disclosures of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. In the opinion of management, all adjustments and disclosures necessary to fairly present the interim financial information set forth herein have been included. These interim financial statements, with the exception of any recently adopted accounting pronouncements described in Note 2. Recent accounting pronouncements, follow the same significant accounting policies disclosed in the Company’s most recent Annual Report on Form 10-K.

The results reported in these Condensed Consolidated Financial Statements are not necessarily indicative of the results that may be expected for the entire year or for future years.

All amounts are expressed and presented in thousands of United States dollars (unless otherwise noted) and references to “CDN$” refer to Canadian dollars.

2. Recent accounting pronouncements

Recently adopted

Effective January 1, 2018, the Company adopted ASU No. 2014-09, “Revenue from Contracts with Customers” and the applicable related accounting standard updates that followed (collectively referred to as “Topic 606”). The Company adopted Topic 606 using the modified retrospective method, which required it to apply the new revenue standard to (i) all new revenue contracts entered into after January 1, 2018, and (ii) revenue contracts which were not completed as of January 1, 2018. In accordance with this approach, the consolidated revenues for periods prior to January 1, 2018 were not revised and there was no cumulative effect of the adoption of Topic 606 as of January 1, 2018.

The Company’s current revenue recognition policy is consistent with Topic 606 which requires that revenue from contracts with customers be recognized when the performance condition to transfer a distinct good is satisfied. The recognition of revenue upon completion of the Company’s performance condition is generally satisfied when title transfers to the customer. As a result, the adoption of Topic 606 did not have an impact on the Company’s financial statements.

In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows - Classification of Certain Cash Receipts and Cash Payments.” ASU No. 2016-15 addresses eight specific cash flow issues with the objective of reducing the diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. ASU No. 2016-15 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, which for the Company meant the first quarter of the year ending December 31, 2018. The Company has adopted ASU 2016-15, which did not have a material impact on its financial statements.

In November 2016, the FASB issued ASU No. 2016-18, “Statement of Cash Flows - Restricted Cash.” ASU No. 2016-18 requires that restricted cash or restricted cash equivalents be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statements of cash flows. ASU No. 2016-18 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, which for the Company meant the first quarter of the year ending December 31, 2018. The Company has adopted ASU 2016-18, which resulted in the inclusion of restricted cash in its beginning-of-period and end-of-period cash and cash equivalents amounts shown on the statements of cash flows. See Note 16. Supplemental cash flow information for additional detail.

In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations.” ASU No. 2017-01 clarifies the definition of a business and adds guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. ASU No. 2017-01 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, which for the Company meant the first quarter of the year ending December 31, 2018. The Company has adopted ASU 2017-01, which did not have a material impact on its financial statements.

In May 2017, the FASB issued ASU No. 2017-09, “Compensation - Stock Compensation.” ASU No. 2017-09 provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting under Topic 718. ASU No. 2017-09 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, which for the Company meant the first quarter of the year ending December 31, 2018. The Company has adopted ASU 2017-09, which did not have a material impact on its financial statements.

Recently issued

In February 2016, the FASB issued ASU No. 2016-02, “Leases.” ASU No. 2016-02 requires lessees to recognize assets and liabilities on the balance sheet for the rights and obligations resulting from leases. ASU No. 2016-02 is effective for fiscal years beginning after December 15, 2018 and for interim periods within those fiscal years, which for the Company means the first quarter of the year ending December 31, 2019. The Company is currently evaluating the impact that ASU No. 2016-02 will have on its financial statements.

In August 2017, the FASB issued ASU No. 2017-12, “Derivatives and Hedging - Targeted Improvements to Accounting for Hedging Activities.” ASU No. 2017-12 provides amendments that aim to simplify the derivative and hedging accounting guidance under Topic 815 and better align the measurement and presentation of qualifying hedging relationships with risk management activities. ASU No. 2017-12 is effective for fiscal years beginning after December 15, 2018 and for interim periods within those fiscal years, which for the Company means the first quarter of the year ending December 31, 2019. The Company is currently evaluating the impact that ASU No. 2017-12 will have on its financial statements.

In February 2018, the FASB issued ASU No. 2018-02, “Income Statement- Reporting Comprehensive Income - Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income.” ASU No. 2018-02 allows a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act. ASU No. 2018-02 is effective for fiscal years beginning after December 15, 2018 and for interim periods within those fiscal years, which for the Company means the first quarter of the year ending December 31, 2019. The Company is currently evaluating the impact that ASU No. 2018-02 will have on its financial statements.

3. Inventories

The following table provides the components of Inventories (in thousands):

	March 31, 2018	December 31, 2017
Supplies	$8,966	$9,300
Production related inventories:
Stockpiles	16,501	18,749
In-process	9,980	12,516
Doré finished goods	2,292	2,018
	$37,739	$42,583

As of March 31, 2018, and December 31, 2017, the Company’s stockpiles, in-process, and doré finished goods inventories included approximately $7.0 million and $7.2 million, respectively, of capitalized non-cash depreciation and depletion costs.

The period-end market value of the Company’s production-related inventories is determined in part by using the period-end prices (per ounces) of gold and silver and is sensitive to these inputs. Write-downs have resulted solely from the Company’s application of its lower of average cost or net realizable value accounting policy and were unrelated to any ounce adjustments or changes to recovery rates. Write-downs for the three months ended March 31, 2018 were related to Midas, Hollister and True North (as defined herein).

The following table provides information about the Company’s write-downs (in thousands, except per ounce amounts):

	Three months ended March 31,
Type of previously incurred cost	2018	2017
Cash production costs	$6,634	$2,234
Allocated depreciation and depletion	1,883	1,446
Write-down of production inventories	$8,517	$3,680

The period-end prices used in the write-down calculation for March 31, 2018 were $1,324 and $16.28 per gold and silver ounce, respectively. Further declines from March 31, 2018 metal price levels and/or future production costs greater than the March 31, 2018 carrying value included in Inventories could result in, or contribute to, additional future write-downs of production-related inventories.

4. Prepaid expenses and other

The following table provides the components of Prepaid expenses and other (in thousands):

	March 31, 2018	December 31, 2017
Prepaid taxes	$2,016	$3,496
Vendor prepayments	1,049	696
Prepaid claim maintenance and land holding costs	505	847
Canadian taxes receivable	353	1,568
Prepaid insurance	134	178
Other	383	795
	$4,440	$7,580

5. Mineral properties, plant and equipment, net

The following table provides the components of Mineral properties, plant and equipment, net (in thousands):

	March 31, 2018	December 31, 2017
Mineral properties	$170,759	$171,422
Facilities and equipment	120,971	120,727
Mine development	114,843	112,887
Land	3,862	3,887
Construction in progress	1,528	1,956
	411,963	410,879
Less: accumulated depreciation and depletion	(135,923)	(121,429)
	$276,040	$289,450

Facilities and equipment included $3.7 million and $3.1 million at March 31, 2018 and December 31, 2017, respectively, for the gross amount of mobile mine equipment acquired under capital lease obligations. Accumulated depreciation on such mobile mine equipment totaled $1.4 million and $1.1 million at March 31, 2018 and December 31, 2017, respectively.

At March 31, 2018, construction in progress of $1.5 million was related to facilities and equipment.

6. Debt

The following table summarizes the components of Debt (in thousands):

	March 31, 2018	December 31, 2017
Debt, current:
Capital lease obligations	$873	$902
	$873	$902
Debt, non-current:
Revolver(1)	$34,162	$34,173
Capital lease obligations	1,555	1,232
	$35,717	$35,405

(1) Net of unamortized issuance costs of $0.8 million.

The following table summarizes the components of Interest expense, net (in thousands):

	Three months ended March 31,
	2018	2017
Gold Purchase Agreement	$-	$783
Revolver interest and stand-by fees	537	334
Capital lease obligations	28	9
Other	34	32
	$599	$1,158

Revolver

On March 23, 2016, the Company, as borrower, and Investec Bank PLC (“Investec”), as lender and security agent, entered into a $25.0 million secured revolving facility agreement (the “Revolver”). The Revolver was amended on October 27, 2016 to increase the borrowing capacity by $10.0 million to $35.0 million. During the year ended December 31, 2016, the Company drew $12.0 million from the Revolver to retire the Promissory Note (as defined herein) related to the acquisition of True North (as defined herein). Borrowings under the Revolver bear interest per annum at LIBOR plus margin plus risk premium, as such terms are defined in the Revolver. Margin is determined by the Company’s gearing ratio (a measure of debt to EBITDA) and ranges from 2.75%-4.00% per annum. Revolver borrowings may be utilized by the Company for working capital requirements, general corporate purposes, and capital investments and expenditures.

On March 31, 2017, pursuant to an amendment, the Revolver’s maturity date was extended from March 23, 2018 to December 31, 2019, unless otherwise extended by the parties, and the reserves and resources required to be maintained by the Company under the Revolver were amended. The Revolver is secured by all of the Company’s assets.

On December 21, 2017, the Revolver was amended to increase the borrowing capacity by $5.0 million to $40.0 million. During the year ended December 31, 2017, the Company drew $23.0 million from the Revolver, of which approximately $10.0 million was utilized to purchase gold in order to completely fulfill the Gold Purchase Agreement.

On February 13, 2018, the Revolver was amended to increase the borrowing capacity by $5.0 million from December 31, 2017 borrowing capacity. This increase relates to an inventory draw, subject to certain adjustments, which added to the aggregate amount available to the Company under the Revolver, thereby increasing the borrowing capacity from $40.0 million to $45.0 million. This amendment expired on April 16, 2018. The total borrowing capacity of the Revolver remains at $40.0 million.

Capital lease obligations

The Company’s capital lease obligations are for the purchase of mobile mine equipment and passenger vehicles, bear interest at approximately 4.0% per annum, and carry 36 or 48-month terms. The Company’s capital lease obligations are secured by the underlying assets financed.

Debt covenants

The Company’s debt agreements contain certain representations and warranties, restrictions, events of default, and covenants that are customary for agreements of these types. Additionally, the Revolver contains financial covenants which require the Company to maintain a Tangible Net Worth not less than $100.0 million, a Gearing Ratio (a measure of debt to EBITDA) not greater than 4.00:1, a Cash Balance not less than $10.0 million, and a Current Ratio not less than 1.10:1 (as such terms are defined in the Revolver). The Company was in compliance with all debt covenants as of March 31, 2018 and December 31, 2017.

7. Asset retirement obligations

The Company’s asset retirement obligations are related to its mining operations, projects, and exploration activities. The Company’s asset retirement obligations are estimated based upon present value techniques of expected cash flows, estimates of inflation, and a credit adjusted risk-free discount rate. The following table provides a summary of changes in the asset retirement obligation (in thousands):

	March 31, 2018	December 31, 2017
Balance, beginning of period	$21,108	$25,436
Changes in estimates	-	(5,945)
Accretion expense	334	1,523
Effect of foreign currency	(53)	94
Balance, end of period	$21,389	$21,108

As of March 31, 2018, the Company’s asset retirement obligations were secured by surety bonds totaling $49.4 million, which were partially collateralized by Restricted cash totaling $9.5 million.

The following table provides a listing of the Company’s asset retirement obligations by property (in thousands):

	March 31, 2018	December 31, 2017
Midas	$8,529	$8,401
Hollister	6,005	5,905
Aurora	3,807	3,752
Fire Creek	1,230	1,210
True North	1,818	1,840
	$21,389	$21,108

8. Deferred share units liability

In May 2016, the Board of Directors adopted the Deferred Share Unit Plan (the “DSU Plan”) to: (1) assist the Company in the recruitment and retention of qualified non-employee directors and (2) further align the interests of directors with shareholders. The DSU Plan is administered by the Compensation and Governance Committee of the Board of Directors of the Company. Under the DSU Plan, non-employee directors may receive a portion of their annual compensation in the form of Deferred Share Units (“DSUs”). The value of a DSU is determined as the weighted average closing price of the Company’s common shares on the TSX for the five days preceding such valuation date (the “DSU Value”). DSUs are fully vested at the time of grant and are retained until a director is separated or terminated from the Board of Directors of the Company, at which time the number of DSUs credited to such director’s account multiplied by the DSU Value is to be paid out in cash. In the event the Company pays cash dividends, additional DSUs are to be credited to each director’s account in an amount equal to the cash value that would have been received by the directors had the DSUs been held as common shares of the Company divided by the DSU Value. DSUs have no voting rights.

The fair value of DSUs granted each year, together with the change in fair value of all outstanding DSUs, is recorded within General and administrative and totaled $(0.1) million and $(0.1) million during the three months ended March 31, 2018 and 2017, respectively.

The following table provides a summary of the Company’s outstanding DSUs:

Three months ended March 31, 2018
Outstanding at beginning of period	360,366
Granted	-
Redeemed	-
Outstanding at end of period	360,366

9. Derivatives

The following table provides a listing of the Company’s derivative instruments (in thousands):

Description	Recorded Within	March 31, 2018	December 31, 2017
Forward metal sales	Derivative assets, current	$17	$17
		$17	$17

Gold Offering Agreement	Derivative liabilities, current	$-	$170
Gold Collar and Forward Priced	Derivative liabilities, current	735	-
		$735	$170

The following table lists the net amounts recorded for (Loss) gain on derivatives, net (in thousands):

	Three months ended March 31,
	2018	2017
Gold Purchase Agreement embedded derivative	-	(1,407)
Gold Offering Agreement	32	(342)
Forward metal sales(1)	583	(395)
Gold Collar and Forward Priced	(743)	-
	$(128)	$(2,144)

(1) (Loss) gain on settlement and revaluation of forward metal sales derivative instruments, which was determined by the difference in the fixed forward price received by the Company and the spot price on the applicable delivery date. See Forward Metal Sales discussed below.

Gold Purchase Agreement embedded derivative

The Company’s Gold Purchase Agreement was settled during the year ended December 31, 2017. The Gold Purchase Agreement contained an embedded compound derivative for: 1) the prepayment option, which was at the discretion of the Company, and 2) the forward sales component, which was established on the transaction date and incorporated the then current forward gold prices. In addition to recurring fair value adjustments, gains and losses on the Gold Purchase Agreement’s embedded derivative related to the difference in the forward gold price received by the Company and the spot price of gold on each delivery date. The following table summarizes information about past gold deliveries under the Gold Purchase Agreement:

	Three months ended March 31,
	2018	2017
Gold ounces	-	2,000
Average forward gold price	$-	$1,322
Average gold spot price on delivery date	$-	$1,238

Gold Offering Agreement

In March 2011, the Company entered into a gold offering agreement, as amended in October 2011 (the “Gold Offering Agreement”), which granted the counterparty the right to purchase, on a monthly basis, the refined gold produced from the Fire Creek mine (“Fire Creek”) for a five-year period which began in February 2013 and ended in February 2018. When/if the counterparty elected to purchase the refined gold, the purchase price was calculated as the average PM settlement price per gold ounce on the London Bullion Market Association for the 30 trading days immediately preceding the relevant purchase election date. In addition to recurring fair value adjustments, gains and losses on the Gold Offering Agreement related to: 1) the difference in the gold price paid to the Company from the counterparty and the spot price of gold on the applicable delivery date, and 2) losses incurred by the Company to net cash settle any obligations arising from the Gold Offering Agreement. The following table summarizes information about gold purchased under the Gold Offering Agreement:

	Three months ended March 31,
	2018	2017
Gold ounces purchased by counterparty	-	22,040
Average gold price paid to the Company	$-	$1,206
Average gold spot price on delivery date	$-	$1,250

Forward metal sales

In order to increase the certainty of expected future cash flows, from time to time, the Company enters into fixed forward spot trades for a portion of its projected gold and silver sales. These agreements are considered derivative financial instruments. The following table summarizes information about the Company’s forward trades entered into during the respective periods:

	Three months ended March 31,
	2018	2017
Gold ounces covered	36,073	48,558
Average price per gold ounce	$1,322	$1,236
Silver ounces covered	-	287,000
Average price per silver ounce	$-	$17.88

Gold Collar & Forward Priced

The Company entered into short-term zero cost gold collars. The collars total 30,450 gold ounces from April 1, 2018 through December 31, 2018 with a floor ranging from $1,300 to $1,325 per ounce and a ceiling ranging from $1,340 to $ $1,376 per ounce. Forward priced ounces totaled 36,073 ounces at an average price per ounce of $1,322 per ounce. The value of these collars and forward priced ounces at March 31, 2018 was $(0.7) million.

10. Fair value measurements

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets and liabilities recorded at fair value in the Condensed Consolidated Financial Statements are classified using a fair value hierarchy that reflects the significance of the inputs used in making the fair value measurements. The fair value hierarchy has the following levels:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities at the measurement date;

Level 2 - Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for the full term of the asset or liability; and

Level 3 - Prices or valuation techniques that require inputs that are both significant to the fair value measurement and are not observable.

Financial assets and liabilities are classified in their entirety based upon the lowest level of input that is significant to the fair value measurement. There were no transfers between fair value hierarchy levels during the three months ended March 31, 2018. The following table provides a listing (by level) of the Company’s financial assets and liabilities which are measured at fair value on a recurring basis (in thousands):

	March 31, 2018			December 31, 2017
Assets:	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Forward metal sales	$-	$17	$-	$-	$17	$-
	$-	$17	$-	$-	$17	$-

Liabilities:
Deferred share units liability	$-	$847	$-	$-	$945	$-
Gold Offering Agreement	-	-	-	-	-	170
Gold Collar	-	735	-	-	-	-
	$-	$1,582	$-	$-	$945	$170

Forward metal sales - Forward metal sales are valued using observable inputs, which are forward metal prices. Such instruments are classified within Level 2 of the fair value hierarchy.

Gold Collar and Forward Priced - The Company’s gold collar is valued based on a Black-Scholes model with various observable inputs. These inputs include contractual terms, gold market prices, volatility of gold prices, and risk free interest rates. These derivatives are classified within Level 2 of the valuation hierarchy.

Deferred share units liability - This liability was valued using the number of outstanding DSUs and quoted closing prices of the Company’s common shares, which are traded in active markets, and as such is classified within Level 2 of the fair value hierarchy. The fair value was calculated as the number of DSUs outstanding multiplied by the period end DSU Value.

Gold Offering Agreement - This liability was valued by a third-party consultant (and reviewed by the Company) using a simulation-based pricing model and is classified within level 3 of the fair value hierarchy as it incorporates an estimate of the Company’s future gold production from Fire Creek, which is not an observable input, as well as quoted prices from active markets and certain observable inputs, such as, forward gold prices and the volatility of such prices. The Gold Offering Agreement expired on February 28, 2018.

Items disclosed at fair value - Other than the above, the carrying values of financial assets and liabilities approximate their fair values, other than Debt, which is carried at amortized cost.

Level 3 information

The following table provides additional detail for the Company’s Level 3 financial liability (in thousands):

Gold Offering Agreement liability:	March 31, 2018
Balance at beginning of the period	$170
Gain from change in fair value	(170)
Balance at end of the period	$-

(Loss) gain on derivative, net:
Settlement losses	$(138)
Gain from change in fair value	170
$32

11. Share capital

Common shares

The authorized share capital of the Company is comprised of an unlimited number of common shares with no par value. Common shares are typically issued in conjunction with corporate financing efforts, the exercise of warrants (discussed below), and pursuant to share-based compensation arrangements (see 12. Share-based compensation).

Share Purchase Warrants

The Company has previously issued share purchase warrants in conjunction with its acquisition of Hollister (as defined herein) in 2016 and other past debt and equity financing transactions. The following table summarizes the Company’s warrant activity:

	March 31, 2018
Warrants	Number of Warrants	Weighted Average Exercise Price - CDN$
Outstanding, beginning of period	10,001,242	$4.07
Exercised	-	-
Outstanding, end of period	10,001,242	$4.07
Exercisable, end of period	10,001,242	$4.07

The following table provides a summary of the Company’s outstanding warrants:

	March 31, 2018
Exercise price per share - CDN$	Number outstanding	Weighted average remaining life (years)	Weighted average exercise price - CDN$
$2.00 - $2.49	5,001,242	10.87	2.15
$6.00	5,000,000	14.01	6.00
	10,001,242	12.44	$4.07

12. Share-based compensation

The Company has a Share Option and Restricted Share Unit Plan (“New Share Plan”) to compensate eligible participants, which can include directors, officers, employees, and service providers to the Company. The New Share Plan is administered by the Board of Directors of the Company and is subject to conditions and restrictions over award terms, grant limits, and grant prices. The New Share Plan was approved at the June 15, 2016 annual and special meeting of shareholders. Subject to certain adjustments, the maximum number of common shares available for grant under the New Share Plan is equal to 8.9% of the common shares then outstanding less the aggregate number of common shares reserved for issuance under all of the Company’s other share-based compensation plans. Additionally, the maximum number of common shares available for issuance pursuant to grants under the restricted share unit portion of the New Share Plan is subject to a sub-cap and cannot exceed 4.0% of the total number of common shares outstanding at the time of grant of the applicable award.

The New Share Plan replaced the Company’s Share Incentive Plan (the “Legacy SIP”), which permitted the granting of share options and common share awards. Awards outstanding under the Legacy SIP will continue to vest in accordance with their grant terms and reduce the number of shares available for issuance under the New Share Plan (discussed above).

Share-based compensation costs

The following table summarizes the Company’s share-based compensation cost by award type (in thousands):

	Three months ended March 31,
Share-based compensation cost by award	2018	2017
Share options	$56	$173
Restricted share units - time vesting criteria	538	444
Restricted share units - performance vesting criteria	119	92
Common share awards	-	7
	$713	$716

The following table summarizes activity of the Company’s share-based compensation for restricted share units (“RSUs”) and share options:

	Three months ended March 31, 2018
	Restricted share units - time-based vesting(1)	Restricted share units - performance- based vesting	Share options
Outstanding, beginning of period	1,456,481	507,633	4,067,583
Forfeited	(110,732)	(53,028)	(34,445)
Vested and issued(2)	(39,830)	(6,716)	-
Exercised(3)	-	-	(6,667)
Outstanding, end of period	1,305,919	447,889	4,026,471

(1) Includes awards with comparable terms and characteristics of RSUs, even if such awards are not called “RSUs” under the plan they were granted.
(2) Not applicable to Share options.
(3) Only applicable to Share options.

13. Income taxes

Major components of our income tax benefit (expense) for the three months ended March 31, 2018 and 2017 are as follows (in thousands):

	Three months ended March 31,
	2018	2017
Current:
Canada	$-	$-
United States	294	864
Total current income tax (expense) benefit	294	864
Deferred:
Canada	-	-
United States	(162)	(241)
Total deferred income tax (expense)	(162)	(241)
Total income tax (expense) benefit	$132	$623

14. Net (loss) income per share

Basic net (loss) income per share is calculated by dividing net income by the weighted average number of shares outstanding for the period. Diluted net (loss) income per share reflects the potential dilution that would occur if outstanding share-based instruments were executed. The following table provides computations of the Company’s basic and diluted net (loss) income per share (in thousands, except per share amounts):

	Three months ended March 31,
	2018	2017
Net (loss) income	$(7,998)	$(10,227)
Weighted average common shares:
Basic	179,615,936	175,570,592
Effect of:
Share options	-	-
Warrants	-	-
Common share awards	-	-
Restricted share units(1)	-	-
Special warrants	-	-
Diluted	179,615,936	175,570,592
Net (loss) income per share
Basic	$(0.04)	$(0.06)
Diluted	$(0.04)	$(0.06)

(1) Represents restricted share units with time-based and performance-based vesting criteria.

For the three months ended March 31, 2018, the impact of dilutive share-based instruments was determined using the Company’s average share price, which was CDN$2.43. For the three months ended March 31, 2017, the impact of dilutive share-based instruments was determined using the Company’s average share price, which was CDN$6.66.

Diluted net (loss) income per share excludes common share-based instruments in periods where inclusion would be anti-dilutive. During the three months ended March 31, 2018, the Company’s basic weighted average common shares and diluted weighted average common shares were the same because the effects of potential execution was anti-dilutive due to the Company’s net loss. Had the Company generated net income during the three months ended March 31, 2018, the effects from executing 568,192 warrants, 330,660 share options, and 316,016 restricted share units would have been included in the weighted average common shares calculation. During the three months ended March 31, 2017, had the Company generated net income, the effects from executing 3,878,026 warrants, 2,595,078 share options, and 546,196 restricted share units would have been included in the diluted weighted average common shares calculation.

15. Segment information

The Company’s reportable segments are comprised of operating units which have revenues, earnings or losses, or assets exceeding 10% of the respective consolidated totals, each of which is reviewed by the Company’s Chief Executive Officer to make decisions about resources to be allocated to the segments and to assess their performance. The tables below summarize segment information:

Three months ended March 31, 2018	Fire Creek	Midas	Hollister	Aurora	True North	Corporate and other	Total
Revenues	$20,505	$14,038	$13,380	$1,981	$6,867	$-	$56,771
Cost of sales
Production costs	7,569	10,382	7,323	2,007	8,168	-	35,449
Depreciation and depletion	3,486	5,203	1,610	297	2,507	-	13,103
Write-down of production inventories	-	1,715	5,342	-	1,460	-	8,517
	9,450	(3,262)	(895)	(323)	(5,268)	-	(298)
Other operating expenses
General and administrative	238	232	208	49	1,191	3,906	5,824
Exploration	41	41	420	-	-	-	502
Asset retirement and accretion	20	128	100	55	31	-	334
Arrangement agreement costs	-	-	-	-	-	3,616	3,616
Loss on equipment disposal	-	20	-	-	-	-	20
Income (loss) from operations	$9,151	$(3,683)	$(1,623)	$(427)	$(6,490)	$(7,522)	$(10,594)
Capital expenditures	$1,265	$1,525	$(19)	$(2)	$26	$15	$2,810
Total assets	$52,128	$72,686	$126,255	$16,548	$55,873	$50,760	$374,250

Three months ended March 31, 2017	Fire Creek	Midas	Hollister	Aurora	True North	Corporate and other	Total
Revenues	$20,451	$15,789	$-	$-	$5,470	$-	$41,710
Cost of sales
Production costs	6,781	12,542	-	-	6,906	-	26,229
Depreciation and depletion	1,657	4,536	-	-	1,535	-	7,728
Write-down of production inventories	-	951	-	-	2,729	-	3,680
	12,013	(2,240)	-	-	(5,700)	-	4,073
Other operating expenses
General and administrative	191	156	-	-	253	3,888	4,488
Exploration	127	-	-	-	-	-	127
Development and projects costs	-	-	5,505	-	-	-	5,505
Asset retirement and accretion	36	177	96	42	30	-	381
Loss on equipment disposal	36	80	-	-	-	-	116
Income (loss) from operations	$11,623	$(2,653)	$(5,601)	$(42)	$(5,983)	$(3,888)	$(6,544)
Capital expenditures	$6,804	$5,544	$298	$615	$3,458	$289	$17,008
Total assets	$55,664	$109,636	$116,340	$16,199	$49,179	$28,474	$375,492

16. Supplemental cash flow information

Condensed Consolidated Statements of Cash Flows (in thousands):

	Three months ended March 31,
	2018	2017
Cash and cash equivalents	$27,814	$29,554
Restricted cash	9,504	10,055
Total cash, cash equivalents and restricted cash(1)	$37,318	$39,609

(1) The cash and cash equivalents and restricted cash balances were $23,674 and $9,555, respectively as of December 31, 2017, as shown on the Condensed Consolidated Balance Sheets.

Amounts included in restricted cash represent cash deposits which collateralize surety bonds associated with asset retirement obligations. See Note 7. Asset retirement obligations to the Notes to Condensed Consolidated Financial Statements for additional detail.

The following table provides a summary of significant supplemental cash flow information (in thousands):

	Three months ended March 31,
	2018	2017
Cash paid for federal and state income taxes	$-	$-
Cash paid for interest	599	1,181
Mobile equipment acquired through capital lease obligations	570	-
Change in accounts payable related to purchase of mineral properties, plant, and equipment	461	919

17. Commitments and contingencies

From time to time the Company is involved in legal actions related to our business; however, management does not believe, based on currently available information, that contingencies related to any pending or threatened legal matter will have a material adverse effect on the Company’s financial position, although a contingency could be material to the Company’s results of operations or cash flows for a particular period depending on the results of operations and cash flows for such period. Regardless of the outcome, litigation can have an adverse impact on the Company because of defense costs, diversion of management resources, and other factors.

Royalty commitments

Certain patented and unpatented mining claims at all mine sites are subject to lease and royalty agreements that require payments to holders based on minimum annual payment schedules and/or a percentage of the mineral values produced from, or transported through, the royalty claims. Amounts due pursuant to royalty agreements are not recorded in the Condensed Consolidated Financial Statements until such time when the amounts are actually payable. The primary type of royalty agreement applicable to the mine sites is a net smelter return (“NSR”) royalty. Under an NSR royalty, the amount paid by the Company to the royalty holder is generally calculated as the royalty percentage multiplied by the market value of the minerals produced less charges and costs for milling, smelting, refining, and transportation. During the three months ended March 31, 2018, and 2017, the Company paid nil and nil, respectively, all of which were related to minimum and advance royalty payments.